UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2013

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

000-54056	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On August 23, 2013, Mr. Stephen W. Doughty resigned as Interim Chief Credit officer of State Bank and Trust Company (the “Bank”), the subsidiary bank of State Bank Financial Corporation (the “Company”). Mr. Doughty continues to serve as Vice Chairman of the Bank and as Corporate Development Officer of both the Company and the Bank.

Item 8.01.  Other Events

On August 26, 2013, the Company announced that the Board of Directors declared a quarterly dividend of $.03 per common share to be paid on September 17, 2013, to shareholders of record as of September 9, 2013. A copy of the press release announcing the cash dividend is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

We are pleased to announce that on August 23, 2013, Mr. David Black was appointed to serve as Chief Credit Officer of the Bank. A copy of the press release announcing Mr. Black's appointment as Chief Credit Officer is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release issued by State Bank Financial Corporation on August 26, 2013 regarding the announcement of a cash dividend
99.2	Press Release issued by State Bank Financial Corporation on August 29, 2013 regarding the appointment of Mr. David Black as Chief Credit Officer of State Bank and Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: August 29, 2013	By:	/s/ Thomas L. Callicutt, Jr.
Thomas L. Callicutt, Jr.
Chief Financial Officer